Exhibit 3.88

12/18/2015 13:00 FAX	002
FILED In the Office of the Secretary of State of Texas DEC 18 2015 Corporations Section

CERTIFICATE OF AMENDMENT

OF

NGL PIPELINES, LLC

1.              The name of the filing entity is NGL Pipelines, LLC.

2.              The filing entity is a Texas limited liability company.

3.              The file number issued to the filing entity by the secretary of state is 802308278.

4.              The date of formation of the entity is October 7, 2015.

5.              The amendment changes the certificate of formation to change the article or provision that names the filing entity.  The article or provision is amended to read as follows:

“The name of the filing entity is NGL Water Pipelines, LLC.”

The amendment to the certificate of formation has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

This document becomes effective when the document is filed by the secretary of state.

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

NGL PIPELINES, LLC,
a Texas limited liability company

By:	SAFEFILL PIPELINE LLC,
a Texas limited liability,
its Manager

December 18, 2015	By:	/s/ DUSTIN BAILEY ,
Name: Dustin Bailey
Title: Managing Member

12/18/2015 13:00 FAX	003

CONSENT OF
NGL WATER SOLUTIONS DJ, LLC
TO USE OF SIMILAR NAME

The undersigned hereby unconditionally consents to the use of the name “NGL Water Pipelines, LLC” to be used by NGL Water Pipelines, LLC, in connection with its Certificate of Formation to transact business in the State of Texas.

The undersigned hereby acknowledges that a copy of this Consent may be forwarded to the Secretary of State of the State of Texas for filing.

Dated the 17th day of December, 2015.

NGL WATER SOLUTIONS DJ, LLC,
a Colorado limited liability company

/s/ JAMES F. WINTER
James F. Winter,
Senior Vice President — Water

THE STATE OF COLORADO	§
§
COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me this 17th day of December, 2015, by James F. Winter.

[SEAL]	/s/DANIELLE N. GARDUNO
Notary Public, State of Colorado

	Print Name:	Danielle N. Garduno

	My Commission Expires:	11-15-2017